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                                                                    EXHIBIT 99.1


                          FIRST NATIONAL BANK OF TAMPA

                         PROXY CARD FOR SPECIAL MEETING

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST NATIONAL BANK OF TAMPA ("FIRST NATIONAL"). THE NON-EMPLOYEE DIRECTORS OF FIRST NATIONAL WILL SERVE AS THE PROXY COMMITTEE FOR THE JULY 24, 1998 SPECIAL MEETING OF SHAREHOLDERS ("SPECIAL MEETING").

         The undersigned shareholder hereby appoints the Proxy Committee with the full power of substitution to represent and to vote, as designated below, all the shares of First National held of record by the undersigned on June 1, 1998, at the Annual Meeting to be held at 11:00 A.M., Local Time, on June 24, 1998, at the corporate offices of First National located at 100 West Kennedy Boulevard, Tampa, Florida, or at any adjournment thereof.

         The undersigned shareholder may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary a written notice of revocation, delivering to First National a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person. The sole purpose of the Special Meeting is to consider and vote upon the following Merger proposal:

         (1) The Merger. To approve and adopt the Agreement and Plan of Merger dated as of March 30, 1998, between First National and Florida Banks, Inc. ("Florida Banks") (the "Merger Agreement"), whereby First National will be merged (the "Merger") with and into a wholly-owned subsidiary of Florida Banks that will be the survivor of such Merger. Immediately upon consummation of the Merger, each issued and outstanding share of First National "Common Stock" (other than shares as to which dissenter's rights are properly exercised) will be converted into and exchanged for the right to receive $6.6586 worth of Florida Banks "Common Stock" valued at the price (the "IPO Price") of the Florida Banks Common Stock in the initial public offering of Florida Banks Common Stock that is being closed immediately following the closing of the Merger, rounded to the third nearest decimal point. Assuming an IPO Price of $11.00 per share (which represents the mid-point of the estimated range), each share of First National Common Stock outstanding immediately before the Merger is effected will be convertible into approximately 0.605 shares of Florida Banks Common Stock ($6.6586 divided by $11.00). Cash will be paid in lieu of fractional shares.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

NOTE:    THIS PROXY IS REVOCABLE AND WHEN PROPERLY EXECUTED WILL BE VOTED IN
         THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL (1) ABOVE.

IMPORTANT:

Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by the president or other authorized officer. If shareholder is a partnership, please sign in partnership name by an authorized person.

The undersigned acknowledges receipt from First National, prior to the execution of the Proxy, a Notice of the Special Meeting and a Proxy Statement dated July 10, 1998.

                           _____________________________________________________
                           Signature

                           _____________________________________________________
                           Signature if held jointly

                           Date:________________________________________________
                               Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope.


NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS
                         IN THE ACCOMPANYING ENVELOPE.